Exhibit 10.3

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of December 20, 2021 (this “Agreement”), by and among ITHAX Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Mondee Holdings II, Inc., a Delaware corporation (the “Company”), and ITHAX Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”).

WHEREAS, concurrently with the execution of this Agreement, SPAC, Ithax Merger Sub I, LLC, a Delaware limited liability company (“Merger Sub I”), Ithax Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and the Company, are entering into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), pursuant to which, among other things, SPAC and the Company shall enter into a business combination;

WHEREAS, as of the date hereof, the Sponsor owns beneficially and of record 465,000 Ithax Class A Ordinary Shares and 6,037,500 Ithax Class B Ordinary Shares (such Ithax Class A Ordinary Shares and Ithax Class B Ordinary Shares are collectively referred to herein as the “Sponsor SPAC Shares”); and

WHEREAS, in order to induce SPAC, and the Company to enter into the BCA and to consummate the Transactions, each of the Sponsor, SPAC and the Company desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the each of the Sponsor, the Company and SPAC hereby agree as follows:

1.      Voting Obligations. The Sponsor, by this Agreement, with respect to the Sponsor SPAC Shares (together with any other equity securities of SPAC that Sponsor acquires record or beneficial ownership of after the date hereof and prior to the Closing, other than the shares of Ithax Common Stock acquired by the Sponsor pursuant to the Private Placements, collectively, the “Subject SPAC Equity Securities”), hereby agrees during the term of this Agreement (i) to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered), at any meeting of shareholders of SPAC, including the Ithax Shareholders’ Meeting, however called, or any adjournment thereof, and in any action by written consent of the shareholders of SPAC, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such holder’s Subject SPAC Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject SPAC Equity Securities held by the Sponsor at such time (a) in favor of the approval and adoption of the BCA and the approval of the Transactions and the other Ithax Proposals and (b) against any action, agreement or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC, Merger Sub I or Merger Sub II under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated, (ii) not to redeem, elect to redeem or tender or submit any of its Subject SPAC Equity Securities for redemption in connection with the BCA or the Transactions (iii) not to commit or agree to take any action inconsistent with the foregoing and (iv) to comply with and fully perform all of its obligations, covenants, and agreements set forth in that certain Letter Agreement dated as of January 27, 2021, by and among SPAC, its officers, its directors, and Sponsor (the “Voting Letter Agreement”), (v) not to modify or amend any agreement, contract or arrangement between or among Sponsor and any Affiliate of such Sponsor (other than SPAC or any of its Subsidiaries), on the one hand, and SPAC or any of SPAC’s Subsidiaries, on the other hand, related to the Transactions, including, for the avoidance of doubt, the Voting Letter Agreement, and (vi) to comply with the transfer restrictions set forth in the Voting Letter Agreement irrespective of any release or waiver thereof. The Sponsor acknowledges receipt and review of a copy of the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors.

2.      Registration Rights Agreement. At the Closing, the Sponsor and Holders (as defined therein) shall deliver to SPAC a duly executed copy of that certain Registration Rights Agreement, by and among SPAC, the Sponsor, Mondee and the additional signatories thereto, in substantially the form attached as Exhibit H to the BCA.

3.      Waiver of Redemption Rights. The Sponsor agrees during the term of this Agreement not to (a) demand that SPAC redeem the Subject SPAC Equity Securities held by the Sponsor or (b) otherwise participate in any such redemption by tendering or submitting any of the Subject SPAC Equity Securities held by the Sponsor for redemption.

4.      Waiver of Anti-Dilution Provision. The Sponsor, solely in connection with and only for the purpose of the Transactions, hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, its rights to the treatment of its Sponsor SPAC Shares as set forth in Article 37 of the amended and restated memorandum and articles of association, in connection with the Transactions, and agrees not to assert or perfect any rights to adjustment or other anti-dilution protections with respect thereto.

5.      Transfer of Sponsor SPAC Shares. The Sponsor agrees during the term of this Agreement that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Subject SPAC Equity Securities held by the Sponsor or otherwise agree to do any of the foregoing, (b) deposit any Subject SPAC Equity Securities held by the Sponsor into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any Subject SPAC Equity Securities held by the Sponsor that is inconsistent with the provisions of this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Subject SPAC Equity Securities held by the Sponsor; provided, that the foregoing shall not prohibit the transfer of such Subject SPAC Equity Securities to an affiliate of Sponsor, but only if such affiliate of the Sponsor shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

6.      Share Forfeiture. In connection with the consummation of the Transactions, if the Company waives in writing the condition set forth in Section 7.03(e) of the BCA, the Sponsor, immediately prior to the First Effective Time, shall have automatically, without any further action on the part of Sponsor, forfeited and surrendered, or shall cause the forfeiture and surrender, to SPAC, for no consideration, of 603,750 of its Ithax Class B Ordinary Shares. The Sponsor hereby agrees to take, and authorizes SPAC to take, such actions as shall be necessary to evidence such surrender and forfeiture, if applicable, of such Ithax Class B Ordinary Shares, as of immediately prior to the First Effective Time. If, between the date of this Agreement and the Closing the outstanding Ithax Class B Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange, or any similar event shall have occurred (including any of the foregoing in connection with the Domestication or the First Merger), then the number of Ithax Class B Ordinary Shares to be forfeited hereunder, will be equitably adjusted to reflect such change. The obligations specified in this Section 6 shall be applicable only in connection with the Transactions contemplated by the BCA and this Agreement and shall be void and of no force and effect if the BCA shall be terminated for any reason.

7.      Representations and Warranties. The Sponsor hereby represents and warrants to SPAC and the Company as follows:

(a)   The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to the Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, on the part of the Sponsor, (iii) result in the creation of any encumbrance on any Subject SPAC Equity Securities held by the Sponsor (other than under this Agreement, the BCA and the agreements contemplated by the BCA, including the other Ancillary Agreements) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Sponsor’s governing documents.

(b)   As of the date of this Agreement, the Sponsor owns exclusively of record and has good and valid title to the Sponsor SPAC Shares free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, and (iii) the governing documents of the Sponsor or SPAC, and as of the date of this Agreement, subject to those limitations described in SPAC’s prospectus, dated January 27, 2021, and filed by SPAC with the SEC on January 8, 2021, the Sponsor has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver the Sponsor SPAC Shares held by the Sponsor. As of the date hereof, Sponsor holds no other equity interest in SPAC other than the Sponsor SPAC Shares.

(c)   The Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Sponsor.

8.      Termination. Subject to the immediately following sentence, this Agreement and the obligations of the Sponsor under this Agreement shall automatically terminate upon the earlier of: (a) the Closing and (b) the termination of the BCA in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Section 8 shall relieve any party from liability for fraud or willful breach of this Agreement occurring prior to its termination and (ii) the provisions of this Section 8 and Section 9 (other than Section 9(i)) shall survive any termination of this Agreement.

9.      Miscellaneous.

(a)   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(a)):

If to the Sponsor, to:

ITHAX Acquisition Sponsor LLC

555 Madison Avenue, Suite 11A

New York, NY 10022
Attention: Orestes Fintiklis
Email: orestes@ithacacapitalpartners.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood St.

Suite 1500

Dallas, TX 75201

United States

Attention: Lynwood Reinhardt

Email: lreinhardt@reedsmith.com

If to SPAC, to:

ITHAX Acquisition Corp.

555 Madison Avenue, Suite 11A

New York, NY 10022
Attention: Orestes Fintiklis
Email: orestes@ithacacapitalpartners.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood St.

Suite 1500

Dallas, TX 75201

United States

Attention: Lynwood Reinhardt

Email: lreinhardt@reedsmith.com

If to the Company, to:

Mondee, Inc.

951 Mariners Island Blvd., Ste 130

San Mateo, CA 94404

Attention: Dan Figenshu
Email: dan.figenshu@mondee.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
1601 Elm Street

Dallas, TX 75201

Attention: Michael Considine, P.C.

Email: MPConsidine@kirkland.com

200 Clarendon Street
Boston, MA 02116

Attention: Alex Lloyd
Email: alex.lloyd@kirkland.com

and

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Michele Cumpston
Email: michele.cumpston@kirkland.com

(b)   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the arties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)   This Agreement (together with the BCA and the other agreements referenced herein and therein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the express written consent of the other parties hereto.

(d)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(f)    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (x) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (y) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(g)   Each of the parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or transactions contemplated hereby. Each of the parties (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9(g).

(h)   This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)     Each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)     This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by SPAC, the Company, Merger Sub I and Merger Sub II.

(k)   This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(l)     The Sponsor shall permit and hereby consents to and authorizes SPAC and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that SPAC or the Company reasonably determines to be necessary in connection with the Mergers or any of the other Transactions, a copy of this Agreement, the Sponsor’s identity and ownership of the Sponsor SPAC Shares held by the Sponsor and the nature of such the Sponsor’s commitments and obligations under this Agreement.

(m)   The Sponsor signs this Agreement solely in its capacity as a shareholder of SPAC. The Sponsor makes no agreement or understanding in this Agreement in its capacity (or in the capacity of any Affiliate, partner or employee of the Sponsor) as a director or officer of SPAC, Merger Sub I or Merger Sub II (if the Sponsor holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by the Sponsor (or any Affiliate, partner or employee of the Sponsor) in its capacity as a director or officer of SPAC, Merger Sub I or Merger Sub II, and no actions or omissions taken in its capacity (or in the capacity of any Affiliate, partner or employee of the Sponsor) as a director or officer of SPAC, Merger Sub I or Merger Sub II shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict Sponsor (or any Affiliate, partner or employee of the Sponsor) from exercising his or her fiduciary duties as an officer or director of SPAC, Merger Sub I or Merger Sub II.

[Signature page follows]

IN WITNESS WHEREOF, the Sponsor, the Company and SPAC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ITHAX Acquisition Sponsor LLC

By: its managing member Ithaca Capital Partners 6 LLC

By: /s/Orestes Fintiklis
Name: Orestes Fintiklis
Title: Director

Mondee Holdings II, Inc.

By: /s/Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

ITHAX Acquisition Corp.

By: /s/Orestes Fintiklis
Name: Orestes Fintiklis
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]